Exhibit 4.7

ENGILITY MASTER SAVINGS PLAN

(Effective June 29, 2012)

MASTER SAVINGS PLAN DOCUMENT

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE I—DEFINITIONS		2

1.1	ACCOUNT	2
1.2	AFFILIATE	2
1.3	AFTER-TAX CONTRIBUTIONS	2
1.4	AFTER-TAX CONTRIBUTION ACCOUNT	2
1.5	BENEFICIARY	2
1.6	BOARD OF DIRECTORS	3
1.7	CATCH-UP CONTRIBUTIONS	3
1.8	CATCH-UP CONTRIBUTION ACCOUNT	3
1.9	CODE	3
1.10	COMMITTEE	3
1.11	COMPANY	3
1.12	COMPENSATION	3
1.13	EFFECTIVE DATE	4
1.14	ELIGIBLE EMPLOYEE	4
1.15	ELIGIBLE EMPLOYEE CONTRIBUTIONS	4
1.16	ELIGIBLE EMPLOYEE CONTRIBUTION ACCOUNT	5
1.17	EMPLOYER	5
1.18	EMPLOYER CONTRIBUTION ACCOUNT	5
1.19	EMPLOYER CONTRIBUTIONS	5
1.20	ENGILITY STOCK	5
1.21	ENGILITY STOCK FUND	5
1.22	ERISA	5
1.23	FORMER PARTICIPANT	5
1.24	HIGHLY COMPENSATED EMPLOYEE	5
1.25	HOUR OF SERVICE	6
1.26	INVESTMENT FUND	7
1.27	L-3 STOCK	7
1.28	L-3 STOCK FUND	7
1.29	MATCHING CONTRIBUTIONS	8
1.30	MATCHING CONTRIBUTION ACCOUNT	8
1.31	NON-COVERED EMPLOYER	8
1.32	NON-COVERED STATUS	8
1.33	NON-HIGHLY COMPENSATED EMPLOYEE	8
1.34	NORMAL RETIREMENT DATE	8
1.35	PARTICIPANT	8
1.36	PERIOD OF SERVICE	8
1.37	PERIOD OF SEVERANCE	8
1.38	PLAN	8
1.39	PLAN YEAR	9
1.40	PRE-TAX CONTRIBUTIONS	9
1.41	PRE-TAX CONTRIBUTION ACCOUNT	9
1.42	PRIOR PLAN	9
1.43	RECORDKEEPER	9
1.44	ROLLOVER CONTRIBUTIONS	9
1.45	ROLLOVER CONTRIBUTION ACCOUNT	9
1.46	ROTH ELECTIVE DEFERRAL ACCOUNT	9

Engility Master Savings Plan

1.47	SERVICE	9
1.48	SEVERANCE FROM SERVICE DATE	10
1.49	SUPPLEMENTAL CONTRIBUTIONS	10
1.50	SUPPLEMENTAL CONTRIBUTION ACCOUNT	10
1.51	TERMINATION oF EMPLOYMENT	10
1.52	TOTAL DISABILITY	10
1.53	TRUST oR TRUST FUND	10
1.54	TRUST AGREEMENT	10
1.55	TRUSTEE	10
1.56	VALUATION DATE	10

ARTICLE II—ADMINISTRATION		11

2.1	COMMITTEE	11
2.2	DISCRETIONARY POWER TO INTERPRET AND ADMINISTER THE PLAN	11
2.3	GENERAL PROVISIONS	11
2.4	POWER TO EXECUTE PLAN AND GOVERNMENT DOCUMENTS	12
2.5	CLAIMS PROCEDURE	12
2.6	INDEMNIFICATION	12

ARTICLE III—PARTICIPATION		13

3.1	GENERAL CONDITIONS OF ELIGIBILITY	13
3.2	ELECTION TO PARTICIPATE	13
3.3	TRANSFERS FROM NON-COVERED STATUS	13
3.4	TRANSFER TO NON-COVERED STATUS	13
3.5	TRANSFERs AMONG PARTICIPATING EMPLOYERS	13
3.6	ELIGIBILITY UPON RE-EMPLOYMENT	14
3.7	SERVICE UNDER ELAPSED TIME METHOD	14
3.8	QUALIFIEd MILITARY SERVICE	15
3.9	FMLA	15

ARTICLE IV—CONTRIBUTIONS		16

4.1	PRE-TAX CONTRIBUTIONS	16
4.2	AFTER-TAX CONTRIBUTIONS	18
4.3	CATCH-UP CONTRIBUTIONS	18
4.4	MATCHING CONTRIBUTIONS	18
4.5	OTHER EMPLOYEr CONTRIBUTIONS	19
4.6	ROLLOVER CONTRIBUTIONS	19
4.7	CONTRIBUTIONS REQUIRED BY THE TERMS OF A COLLECTIVE BARGAINING AGREEMENT	19
4.8	SUSPENSION OF CONTRIBUTIONS UPON TRANSFER TO NON-COVERED STATUS	19
4.9	TIMING OF CONTRIBUTIONS TO TRUSTEE	19
4.10	METHOD BY WHICH CONTRIBUTIONS ARE MADE TO THE TRUST	19
4.11	TRANSFERS FROM PRIOR PLAN	20
4.12	QUALIFIED NON-ELECTIVE CONTRIBUTIONS	20

ARTICLE V—LIMITATIONS ON CONTRIBUTIONS		21

5.1	SUSPENSION OF CONTRIBUTIONS UPON REACHING THE SAVINGS MAXIMUM	21
5.2	RETURN OF EXCESS DEFERRALS	21
5.3	SECTION 401(K) LIMIT ON PRE-TAX CONTRIBUTIONS	22
5.4	SECTION 401(M) LIMIT ON MATCHING CONTRIBUTIONS	23
5.5	ANNUAL ADDITIONS LIMIT	25

ARTICLE VI—PARTICIPANTS’ ACCOUNTS		28

6.1	ESTABLISHMENT OF ACCOUNTS	28
6.2	ACCOUNTS IN INVESTMENT FUNDS	28
6.3	HOW ACCOUNTS ARE VALUED	28

Engility Master Savings Plan

ARTICLE VII—INVESTMENT OF CONTRIBUTIONS; TRANSFERS BETWEEN FUNDS		29

7.1	PARTICIPANT DIRECTED INVESTMENTS	29
7.2	DISCONTINUED FUNDS	30
7.3	LIMITATION OR SUSPENSION OF TRANSACTION AND LIMITATION OF DAILY SECURITIES TRADING	30

ARTICLE VIII—VESTING		31

8.1	FULL VESTING IN ELIGIBLE EMPLOYEE CONTRIBUTION ACCOUNT	31
8.2	VESTING IN EMPLOYER CONTRIBUTION ACCOUNT	31
8.3	FORFEITURES	31

ARTICLE IX—WITHDRAWALS PRIOR TO TERMINATION OF SERVICE; LOANS		32

9.1	WITHDRAWALS	32
9.2	WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS	32
9.3	WITHDRAWAL OF ROLLOVER CONTRIBUTION ACCOUNT	32
9.4	WITHDRAWAL OF VESTED MATCHING CONTRIBUTION ACCOUNT	32
9.5	WITHDRAWAL OF PRE-TAX CONTRIBUTIONS	32
9.6	HARDSHIP WITHDRAWALS	32
9.7	QUALIFIED RESERVIST DISTRIBUTIONS	34
9.8	WITHDRAWAL PRO-RATA FROM INVESTMENT FUNDS	34
9.9	TIMING OF WITHDRAWAL PAYMENTS	34
9.10	LOANS	34

ARTICLE X—DISTRIBUTIONS		36

10.1	PAYMENT UPON TERMINATION OF EMPLOYMENT	36
10.2	CASH-OUT	36
10.3	APPLICATION FOR BENEFITS	36
10.4	GENERAL RULES	36
10.5	CONSENT FOR EARLY DISTRIBUTIONS	37
10.6	DIRECT ROLLOVER	37
10.7	DISTRIBUTIONS IN CASH OR STOCK	38
10.8	QUALIFIED JOINT AND SURVIVOR ANNUITY	38
10.9	QUALIFIED PRERETIREMENT SURVIVOR ANNUITY	39

ARTICLE XI—SPECIAL TOP-HEAVY PROVISIONS		40

11.1	TOP-HEAVY RULES	40
11.2	DEFINITIONS	40
11.3	MINIMUM CONTRIBUTION	42
11.4	TOP-HEAVY VESTING SCHEDULE	42

ARTICLE XII—FUNDING OF THE SAVINGS PLAN; TRUST FUND		44

12.1	TRUST AGREEMENT	44
12.2	INCOME ON FUNDS	44
12.3	EXCLUSIVE BENEFIT OF TRUST FUND	44
12.4	MISTAKE OF FACT	44
12.5	CONTRIBUTIONS DISALLOWED BY CODE	44

ARTICLE XIII—AMENDMENT AND TERMINATION		45

13.1	PLAN AMENDMENTS	45
13.2	PLAN TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS	45
13.3	VESTING ON PLAN TERMINATION	45
13.4	DISTRIBUTIONS ON PLAN TERMINATION	45

ARTICLE XIV—GENERAL PROVISIONS		46

14.1	NO CONTRACT OF EMPLOYMENT	46
14.2	PAYMENTS SOLELY FROM TRUST FUND	46

Engility Master Savings Plan

14.3	INCOMPETENCY	46
14.4	ALIENATION AND QDROs	46
14.5	NOTICE TO THE COMMITTEE	47
14.6	MERGERS AND TRANSFERS	47
14.7	FIDUCIARIES	47
14.8	PLANS SHALL COMPLY WITH LAW; CHOICE OF LAW	47
14.9	ERISA 404(c)	47
14.10	GENDER	48
14.11	DEEMED DISTRIBUTIONS OF UNVESTED AMOUNTS	48
14.12	HEADINGS	48
14.13	MISSING PAYEES	48
14.14	CHANGES IN VESTING SCHEDULE	48
14.15	TAX WITHHOLDING	49
14.16	COMMON TRUST FUNDS	49

SCHEDULE A MINIMUM REQUIRED DISTRIBUTIONS		A-1

Engility Master Savings Plan

INTRODUCTION

Engility Corporation (the “Company”) establishes the Engility Master Savings Plan (the “Plan”) to provide retirement benefits to eligible employees of Engility Corporation and its affiliated business units. The Plan is adopted effective June 29, 2012.

The Plan is established in connection with the distribution by L-3 Communications Holdings, Inc. to its public shareholders of 100 percent of the common shares of Engility Holdings, Inc. Effective on July 18, 2012, Engility Corporation will be a subsidiary of Engility Holdings, Inc., and will continue to be the sponsor of this Plan.

The Engility Master Savings Plan is comprised of two parts. The first part consists of this Plan document, which sets forth the provisions that apply to all eligible employees. This Plan document is effective as of June 29, 2012.

The second part consists of Schedule B which set forth the specific benefits, rights and features that apply to employees of each of the Engility Corporation business units.

The benefits payable to or on behalf of a Participant in accordance with the provisions of this Plan shall not be affected by the terms of any amendment to the Plan adopted after such Participant’s employment terminates, unless the amendment expressly provides otherwise.

The Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and its Trust is intended to be tax-exempt under Code Section 501(a). Participants are entitled to receive benefits in accordance with the terms of the Plan in effect on the date they terminate employment or retire.

Engility Master Savings Plan

ARTICLE I—DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth herein.

1.1 ACCOUNT

“Account” means the individual account or accounts established for a Participant to record contributions as adjusted for gains, including earnings, and losses.

1.2 AFFILIATE

“Affiliate” means the Company and any entity which is required to be aggregated with the Company for purposes of the controlled group rules of Code Section 414(b), the common control rules of Code Section 414(c), the affiliated service group rules of Code Section 414(m), the rules of Code Section 414(o), and, solely for purposes of applying the rules under Section 5.5, the rules of Code Section 415(h).

1.3 AFTER-TAX CONTRIBUTIONS

“After-Tax Contributions” means contributions made pursuant to Section 4.2 of the Plan by a Participant on an after-tax basis.

1.4 After-Tax CONTRIBUTION ACCOUNT

“After-Tax Contribution Account” means the Account established for a Participant to record After-Tax Contributions and after-tax contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.5 BENEFICIARY

“Beneficiary” means the Participant’s beneficiary, as designated by the Participant by providing a designation to the Recordkeeper. Such designation may be revoked or changed by providing notice to the Recordkeeper. A designation or change of beneficiary designation shall be delivered to the Recordkeeper in accordance with the Plan’s written administrative procedures. If upon the death of the Participant there is no properly designated beneficiary then living, “Beneficiary” shall mean the first surviving class of the following classes of beneficiaries: (a) the Participant’s surviving spouse, (b) the Participant’s surviving children per stirpes (excluding stepchildren but including adopted children), and (c) the Participant’s estate. Notwithstanding the foregoing, for a Participant who is legally married, “Beneficiary” shall be the Participant’s legal spouse at the time of death unless the Participant designates another beneficiary with the written consent of the Participant’s spouse, which consent acknowledges the specific non-spouse beneficiary, and is given in accordance with the provisions of the Code. Such consent shall not be valid if the Participant subsequently changes his or her beneficiary designation unless the consent form states that the Participant may subsequently change the beneficiary. As required by the context of the Plan, the term “Beneficiary” shall include alternate payees, as defined in Code Section 414(p). If a married Participant designated his or her spouse as Beneficiary and the Plan is provided with written proof of a subsequent legal divorce or legal separation with such spouse, his or her ex-spouse shall be deemed to have predeceased the Participant for purposes of this Beneficiary designation except to the extent an applicable court order provides that death benefits are payable to the ex-spouse.

Engility Master Savings Plan

1.6 BOARD OF DIRECTORS

“Board of Directors” means the Board of Directors of the Company.

1.7 CATCH-UP CONTRIBUTIONS

“Catch-Up Contributions” means the contributions made by an Employer at the election of a Participant under Section 4.3, which contributions meet the requirements of, and are described in, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the Plan provisions implementing the limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the Plan provisions implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

1.8 CATCH-UP CONTRIBUTION ACCOUNT

“Catch-Up Contribution Account” means the Account established for a Participant to record Catch-Up Contributions and catch-up contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.9 CODE

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all appropriate regulations and administrative guidance.

1.10 COMMITTEE

“Committee” means the Benefit Plan Committee, which administers the Plan.

1.11 COMPANY

“Company” means Engility Corporation, a Delaware corporation. The Company shall act by resolution of its Board of Directors.

1.12 COMPENSATION

“Compensation” in any Plan Year shall be taken into account up to, but shall not exceed, the limit in Section 401(a)(17) of the Code in effect for that Plan Year. Any increase in the Section 401(a)(17) limit shall not apply to years preceding the first year for which the increase is effective. If a cost of living adjustment is declared under the Code Section 401(a)(17) with respect to any calendar year, it shall affect the Compensation for the Plan Year that begins on the January 1st of that same calendar year.

Engility Master Savings Plan

Solely for purposes of the nondiscrimination rules and top-heavy rules of Sections 5.3, 5.4 and 11.2, Compensation shall mean as defined in Section 5.5(d). For purposes of determining the amount of any contributions to this Plan, Compensation shall not include stock-based compensation (whether settled in cash or stock).

Compensation shall be determined in accordance with the following paragraphs, subject to the limit set forth in Section 401(a)(17) of the Code in effect for that Plan Year and such other rules under Code Section 401(a)(17) as are set forth in the foregoing provisions of this Section:

Compensation shall mean all cash remuneration that is paid to the Participant by his or her Employer during the Plan Year and includible in gross income, including regular earnings; commissions; overtime compensation; performance based bonuses; regular vacation pay; and elective payroll deduction contributions under Code Sections 125, 132(f)(4) and 401(k).

Compensation shall include performance based bonuses for Participants employed by an Employer only if so provided on Schedule B with respect to that Employer.

Compensation shall not include non-performance based bonuses; incentive pay; severance payments; termination incentive payments; lump sum vacation allowances; taxable fringe benefits; stock-based compensation (whether settled in cash or stock); imputed income from life insurance; employer contributions to any qualified retirement plan, nonqualified deferred compensation plan or welfare plan; employee deferrals or contributions to any nonqualified deferred compensation plan; distributions from any qualified retirement plan, nonqualified deferred compensation plan or welfare plan; or any reimbursed expenses, such as relocation expenses and education expenses; and any other item not specifically included in Compensation herein.

1.13 EFFECTIVE DATE

“Effective Date” means June 29, 2012.

1.14 ELIGIBLE EMPLOYEE

“Eligible Employee” means any person who is a common-law employee of the Employer, but excluding any individual who is (a) an independent contractor, (b) a person included in a unit of employees covered by a collective bargaining agreement which does not expressly provide for such person’s participation in the Plan, (c) an employee with no U.S. source income, or (d) a “leased employee” within the meaning of Code Section 414(n). The Employer’s classification of a person at the time services are performed by such person shall be conclusive. No reclassification of a person’s status with an Employer, for any reason, without reason to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, either retroactively or prospectively, shall result in the person being regarded as an Eligible Employee during such time.

1.15 ELIGIBLE EMPLOYEE CONTRIBUTIONS

“Eligible Employee Contributions” means a Participant’s Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions and Rollover Contributions.

Engility Master Savings Plan

1.16 ELIGIBLE EMPLOYEE CONTRIBUTION ACCOUNT

“Eligible Employee Contribution Account” means the Pre-Tax Contribution Account, After-Tax Contribution Account, Catch-Up Contribution Account, Rollover Contribution Account and Roth Elective Deferral Account.

1.17 EMPLOYER

“Employer” means each Company business unit that participates in the Plan in accordance with the terms of Schedule B. The Employers participating in the Plan as of the Effective Date are the Employers listed on Schedule B as of that date.

1.18 EMPLOYER CONTRIBUTION ACCOUNT

“Employer Contribution Account” means the Matching Contribution Account, Supplemental Contribution Account and any other Account maintained by the Recordkeeper to record employer contributions.

1.19 EMPLOYER CONTRIBUTIONS

“Employer Contributions” means the Matching Contributions, Supplemental Contributions and any other contributions made by the Employer pursuant to the terms of Schedule B or made under the terms of a Prior Plan and transferred to this Plan.

1.20 ENGILITY STOCK

“Engility Stock” means the Class A common stock of Engility Holdings, Inc.

1.21 ENGILITY STOCK FUND

“Engility Stock Fund” means the Investment Fund that consists of Engility Stock.

1.22 ERISA

“ERISA” means the Eligible Employee Retirement Income Security Act of 1974, as amended, and all appropriate regulations and administrative guidance.

1.23 FORMER PARTICIPANT

“Former Participant” means an individual who is not an Eligible Employee but has an account balance under the Plan.

1.24 HIGHLY COMPENSATED EMPLOYEE

“Highly Compensated Employee” means an Eligible Employee who is employed by the Company during the determination year and is described in one or more of the following groups:

Engility Master Savings Plan

(a)	An Eligible Employee who was a five-percent owner (as defined in Section 416(i)(1)(iii) of the Code) at any time during the determination year or the look-back year (as described in Treas. Reg. §1.414(q)-1T).

(b)	An Eligible Employee who received compensation in excess of $80,000 (or such higher amount as may be established from time to time by the Internal Revenue Service) during the look-back year.

For purposes of the definition of “Highly Compensated Employee,” the “determination year” is the Plan Year for which the determination of who is highly compensated is being made and the “look back year” is the Plan Year immediately preceding the determination year. “Compensation” for this purpose is defined within the meaning of Section 415(c)(3) of the Code and includes elective or salary reduction contributions to a cafeteria plan or a cash or deferred arrangement. Employers aggregated under Section 414(b), (c), (m) or (o) are treated as a single employer.

1.25 HOUR oF SERVICE

“Hour of Service” means

(a)	Each hour for which the Eligible Employee is paid, or entitled to payment, directly or indirectly, from an Employer or an Affiliate.

(b)	Each hour for which back pay, irrespective of mitigation of damages, is awarded to the Eligible Employee or agreed to by an Employer or an Affiliate.

(c)	Each hour for which an Eligible Employee is paid or entitled to payment by an Employer or an Affiliate on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. An Hour of Service for which an Eligible Employee is directly or indirectly paid, or entitled to payment, on account of a period during which the Eligible Employee performed no duties shall not be credited to the Eligible Employee if such payment is made or due under a plan maintained solely for the purpose of complying with any applicable worker’s compensation, disability insurance, or unemployment compensation law. Hours of Service also shall not be credited for a payment which solely reimburses the Eligible Employee for medical or medically related expenses incurred by the Eligible Employee. Not more than 501 Hours of Service shall be credited under this subsection to the Eligible Employee on account of any single continuous period during which the Eligible Employee performs no duties (whether or not such period occurs in a single Computation Period).

(d)	Hours of Service performed for the Employer as a “leased employee,” as defined in Section 414(n) of the Code, shall be taken into account for eligibility and vesting purposes only.

Engility Master Savings Plan

(e)	Solely for purposes of determining whether an Eligible Employee has incurred a Break-in-Service, an Eligible Employee who is not otherwise credited with an Hour of Service under subsection (a), (b) or (c) above, shall be credited with an Hour of Service for each additional hour which is part of an Eligible Employee’s customary work week with an Employer or an Affiliate during which the Eligible Employee is on an unpaid authorized leave of absence, provided the Eligible Employee resumes employment with an Employer or an Affiliate upon the expiration of such authorized leave of absence.

(f)	Solely for purposes of determining whether an Eligible Employee has incurred a Break-in-Service, an Eligible Employee who is absent from work for maternity or paternity reasons and who is not otherwise credited with an Hour of Service under subsection (a), (b), (c) or (d), above, shall receive credit for the Hours of Service for which he would have been regularly scheduled had the Eligible Employee performed duties for an Employer or an Affiliate during such absence. For purposes of such determination, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Eligible Employee, (2) by reason of the birth of a child of such Eligible Employee, (3) by reason of the placement of a child with the Eligible Employee in connection with the adoption of such child by the Eligible Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Hours of Service credited for purposes of such determination shall be credited in the Plan Year in which such absence begins, if necessary to prevent a One Year Period of Severance, or, in all other cases, in the next following Plan Year. In no event will more than 501 Hours of Service be credited for any single continuous period of time during which the person did not or would not have performed duties.

(g)	The same Hours of Service shall not be credited more than once under subsections (a), (b), (c) or (d) above. The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations, 29 C.F.R. § 2530.200b-2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations, 29 C.F.R. § 2530.200b-2(c).

1.26 INVESTMENT FUND

“Investment Fund” means the investment funds offered under the Plan, which may be changed by the Committee from time to time without formal plan amendment.

1.27 L-3 STOCK

“L-3 Stock” means the Class A common stock of L-3 Communications Holdings, Inc.

1.28 L-3 STOCK FUND

“L-3 Stock Fund” means the Investment Fund that consists of L-3 Stock.

Engility Master Savings Plan

1.29 MATCHING CONTRIBUTIONS

“Matching Contributions” means the Employer contributions described in Section 4.4 of the Plan.

1.30 MATCHING CONTRIBUTION ACCOUNT

“Matching Contribution Account” means the Account established for a Participant to record Matching Contributions and matching contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.31 NON-COVERED EMPLOYER

“Non-Covered Employer” means a business unit of the Company or an Affiliate that is not an Employer.

1.32 NON-COVERED STATUS

“Non-Covered Status” means a Participant’s change of employment status while remaining an employee of an Employer or an Affiliate such that he is no longer an Eligible Employee as defined in the Plan.

1.33 NON-HIGHLY COMPENSATED EMPLOYEE

“Non-Highly Compensated Employee” means any Eligible Employee or former Eligible Employee who is not a Highly Compensated Employee.

1.34 NORMAL RETIREMENT DATE

“Normal Retirement Date” means the Participant’s 65th birthday.

1.35 PARTICIPANT

“Participant” means an Eligible Employee who has met the eligibility requirements of Section 3.1 and, to the extent required under Section 3.2 of the Plan, has elected to participate in the Plan.

1.36 PERIOD oF SERVICE

“Period of Service” is defined in Section 3.7(a).

1.37 PERIOD oF SEVERANCE

“Period of Severance” is defined in Section 3.7(c).

1.38 PLAN

“Plan” means this Engility Master Savings Plan, as amended from time to time, which includes the Plan document, Schedule B, and the Trust Agreement.

Engility Master Savings Plan

1.39 PLAN YEAR

“Plan Year” means the calendar year.

1.40 PRE-TAX CONTRIBUTIONS

“Pre-Tax Contributions” means a Participant’s elective deferrals made as described in Section 402(g)(3) of the Code and made pursuant to Section 4.1 of the Plan.

1.41 PRE-TAX CONTRIBUTION ACCOUNT

“Pre-Tax Contribution Account” means the Account established for a Participant to record Pre-Tax Contributions and pre-tax contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.42 PRIOR PLAN

“Prior Plan” means the L-3 Communications Master Savings Plan, or a predecessor to that plan, or in the case of an acquisition by the Company, a tax-qualified plan maintained by the acquired employer.

1.43 RECORDKEEPER

“Recordkeeper” means the third party recordkeeper for the Plan.

1.44 ROLLOVER CONTRIBUTIONS

“Rollover Contributions” means the contributions made by an Eligible Employee in cash of an amount described in and subject to the provisions of Sections 401(a)(31), 402, 403 or 408 of the Code.

1.45 ROLLOVER CONTRIBUTION ACCOUNT

“Rollover Contribution Account” means the Account established for a Participant to record Rollover Contributions and rollover contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.46 ROTH ELECTIVE DEFERRAL ACCOUNT

“Roth Elective Deferral Account” means the Account established for a Participant to record “designated Roth contributions,” as defined in Code Section 402A, made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses. No new designated Roth contributions may be made under this Plan.

1.47 SERVICE

“Service” means the period for which an Eligible Employee is paid or is entitled to payment, subject to the rules and restrictions of Article III, for the performance of duties for an Employer, and, solely for purposes of eligibility and vesting, for the Company and an Affiliate. If an

Engility Master Savings Plan

Eligible Employee transfers employment to the Company or an Affiliate in connection with a corporate acquisition, Service includes an Eligible Employee’s period of employment with the prior employer.

1.48 SEVERANCE FROM SERVICE DATE

“Severance From Service Date” is defined in Section 3.7(b).

1.49 SUPPLEMENTAL CONTRIBUTIONS

“Supplemental Contributions” means the contributions, other than Matching Contributions, made by an Employer.

1.50 SUPPLEMENTAL CONTRIBUTION ACCOUNT

“Supplemental Contribution Account” means the Account established for a Participant to record Supplemental Contributions and supplemental contributions made under the terms of a Prior Plan and transferred to this Plan, as adjusted for gains, including earnings, and losses.

1.51 TERMINATION oF EMPLOYMENT

“Termination of Employment” means a severance from employment within the meaning of Section 401(k)(2)(B) of the Code.

1.52 TOTAL DISABILITY

“Total Disability” means a Participant is considered to be totally and permanently disabled as determined under the Employer’s administrative and payroll procedures.

1.53 TRUST OR TRUST FUND

“Trust” or “Trust Fund” means the fund held by the Trustee under the Trust Agreement to which contributions to the Plan shall be made and out of which withdrawals and distributions under the Plan shall be paid.

1.54 TRUST AGREEMENT

“Trust Agreement” means the Trust Agreement between the Company and the Trustee, pursuant to which the Plan is funded, as in effect from time to time. The Trust Agreement is incorporated by reference into, and is fully a part of, the Plan.

1.55 TRUSTEE

“Trustee” means the trustee at any time acting under the Trust Agreement.

1.56 VALUATION DATE

“Valuation Date” means the end of each business day.

Engility Master Savings Plan

ARTICLE II—ADMINISTRATION

2.1 COMMITTEE

The Committee shall consist of members appointed by the Board of Directors to serve at its pleasure. Any member of the Committee may resign by delivering his written resignation to the General Counsel of the Company.

2.2 DISCRETIONARY POWER TO INTERPRET AND ADMINISTER THE PLAN

(a)	Subject to the limitations of the Plan, the Committee shall establish rules for the administration and interpretation of the Plan. The determination of the Committee as to any disputed question shall be conclusive. All actions, decisions and interpretations of the Committee in administering the Plan shall be performed in a uniform and non-discriminatory manner.

(b)	The Committee has complete discretionary and final authority to determine all questions concerning the interpretation and administration of the Plan. The administrative decisions and Plan interpretations made by the Committee shall be given full deference by any court of law.

(c)	Each member of the Committee may delegate committee responsibilities among the Company’s directors, officers or employees, and may consult with and hire outside experts.

(d)	Employees of the Company or an Affiliate who are human resources personnel or benefits representatives shall, under the authority of the Committee, perform the routine administration of the Plan, such as distributing and collecting forms, creating rules and procedures, and providing information about Plan procedures.

(e)	Should any individual receive oral or written information concerning the Plan, which is contradicted by a subsequent determination by the Committee, the Committee’s final determination shall control.

2.3 GENERAL PROVISIONS

(a)	The members of the Committee may authorize one or more of their members to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

(b)	Any act which the Plan authorizes or requires the Committee to do must be done by a majority of its members. The action of such majority shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

(c)	The Committee may employ counsel and other agents and may procure such clerical, accounting and other services as they may require in carrying out the provisions of the Plan.

Engility Master Savings Plan

(d)	No member of the Committee shall receive any compensation for his or her services as such.

(e)	All expenses of administering the Plan, including, but not limited to, fees of accountants and counsel, shall be paid from the Trust Fund except to the extent paid by the Company.

(f)	For purposes of ERISA, the Company shall be the “Named Fiduciary” and the “Plan Administrator” and is hereby designated as agent for service of legal process for the Plan. The Company may delegate any and all of its responsibilities as Named Fiduciary and as Plan Administrator among its directors, officers or employees and may consult with and hire outside experts.

2.4 POWER TO EXECUTE PLAN AND GOVERNMENT DOCUMENTS

Any appointed Vice President of the Company shall have the authority to execute governmental filings or other documents relating to the Plan, or the Company, through action of its Board of Directors, may delegate this authority to another officer or employee of the Company.

2.5 CLAIMS PROCEDURE

(a)	The Committee shall make all determinations as to the right of any person to benefits. The Committee shall adopt procedures for the presentation of claims for benefits and for the review of the denial of such claims by the Committee. The decision of the Committee upon such review shall be final, subject to appeal rights provided by law.

(b)	Any legal action for benefits under the Plan must be commenced within two years of the date that an initial claim for benefits was filed with the Plan Administrator. The Plan Administrator will be the necessary party to any action or proceeding involving the assets held with respect to the Plan or the administration thereof. No Eligible Employee, Participant, Former Participant or their Beneficiaries, or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process. Any final judgment that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

2.6 INDEMNIFICATION

To the fullest extent permitted by law, the Company agrees to indemnify, to defend, and hold harmless the members of the Committee, individually and collectively, against any liability whatsoever for any action taken or omitted by them in good faith in connection with the Plan or their duties hereunder and for any expenses or losses for which they may become liable as a result of any such actions or non-actions unless resultant from their own gross negligence or willful misconduct as determined by the Board of Directors, and the Company shall purchase insurance for the Committee to cover any of their potential liabilities with regard to the Plan and Trust.

Engility Master Savings Plan

ARTICLE III—PARTICIPATION

3.1 GENERAL CONDITIONS oF ELIGIBILITY

(a)	Each Eligible Employee shall be eligible to participate in the Plan on the date he or she completes one Hour of Service.

(b)	An Eligible Employee shall be eligible to participate in the Plan only during those periods during which the Eligible Employee is in the Service of an Employer.

(c)	A Participant who remains employed with an Employer, but who ceases to be an Eligible Employee because of a change in employment status shall become a Former Participant. Accounts of all Former Participants shall (unless liquidated) continue to be adjusted by other amounts properly credited or debited to such Accounts pursuant to Article VI of the Plan.

3.2 ELECTION TO PARTICIPATE

Each Eligible Employee who satisfies the eligibility requirements shall become a Participant only upon making proper application in accordance with procedures established by the Committee and the Recordkeeper; provided, however, that if the Employer makes Employer Contributions that are not conditioned on the Eligible Employee’s election to make Pre-Tax Contributions or After-Tax Contributions, the Eligible Employee shall automatically become a Participant, without making an application, upon satisfying the eligibility requirements for such Employer Contributions.

3.3 TRANSFERS FROM NON-COVERED STATUS

In the event an individual who is in Non-Covered Status or is an employee of a Non-Covered Employer is transferred to and becomes an Eligible Employee, such individual shall be eligible to participate in the Plan, and his or her Service shall include his or her Service in Non-Covered Status or with the Non-Covered Employer; provided, however, that if he was eligible to participate in the Plan or any qualified defined contribution plan maintained by the Company or an Affiliate immediately prior to such transfer, he shall be eligible to participate in the Plan on the first day of the payroll period next following the date he becomes an Eligible Employee hereunder.

3.4 TRANSFER TO NON-COVERED STATUS

In the event a Participant is transferred to Non-Covered Status or to a Non-Covered Employer, no further contributions shall be made on behalf of the Participant. The Participant shall continue to receive vesting credit under the Plan for service in Non-Covered Status or with a Non-Covered Employer.

3.5 TRANSFERS AMONG PARTICIPATING EMPLOYERS

(a)	If an Eligible Employee transfers employment from one Employer to another Employer after he or she is eligible to participate in the Plan, the Eligible

Engility Master Savings Plan

Employee shall continue to be eligible to participate in the Plan under the terms of the Plan that applies to the subsequent Employer, notwithstanding that the Eligible Employee may not have met the eligibility requirements specific to that Employer. The Eligible Employee’s account balance attributable to service with the Employer from which the Eligible Employee transferred shall continue to vest in accordance with the vesting schedule applicable to such Employer.

(b)	If an Eligible Employee transfers employment from one Employer to another Employer before he or she is eligible to participate in the Plan, the Eligible Employee shall become eligible to participate in the Plan under the terms is applicable to the Employer to whom the Eligible Employee transferred, including any eligibility requirements.

3.6 ELIGIBILITY UPON RE-EMPLOYMENT

(a)	Any Eligible Employee who terminates employment with an Employer before he or she is eligible to participate in the Plan and is reemployed by any Employer shall be eligible to participate in the Plan after satisfying the eligibility requirements. For purposes of this subsection (a), all Service with the Employer, the Company and its Affiliates shall be taken into account except as otherwise provided under Section 3.7(d).

(b)	An Eligible Employee who terminates employment with the Employer after he or she is eligible to participate in the Plan and is reemployed by any Employer shall again become a Participant as of the date on which he or she again becomes an Eligible Employee, provided he or she makes proper application, if required under Section 3.2.

3.7 SERVICE UNDER ELAPSED TIME METHOD

(a)	A Period of Service begins on the date the Eligible Employee first completes an Hour of Service or the date on which the Eligible Employee completes an Hour of Service following a Period of Severance and ends on his or her Severance from Service Date.

(b)	Service shall not be credited on or after any Severance from Service Date. As of a Severance from Service Date, the Participant shall become a Former Participant. A Severance from Service Date is the earlier of (1) the date on which the Eligible Employee quits, retires, is discharged or dies, or (2) the first anniversary of the first date of a period in which the Eligible Employee remains absent from Service with the Employer for any reason other than quit, retirement, discharge or death. If a quit, retirement, death, or termination occurs following an absence for any other reason (such as leave, or temporary lay-off with recall rights), but before a Period of Severance has occurred, then a Severance from Service Date will occur as of the quit, retirement, death or termination. Notwithstanding the preceding, if an Eligible Employee quits, retires, or terminates, and returns to active employment within 12 months of his initial Severance from Service Date, then his entire Period of Severance will be credited as a Period of Service for eligibility and vesting purposes, although not for contribution purposes.

Engility Master Savings Plan

(c)	A Period of Severance is the time between the Eligible Employee’s Severance from Service Date and the date the Eligible Employee again performs an Hour of Service with the Employer or an Affiliate. If an Eligible Employee’s absence is due to maternity or paternity leave, a Period of Severance shall begin on the first anniversary of the Eligible Employee’s Severance from Service Date. A maternity or paternity leave of absence means an absence from work for any period by reason of the Eligible Employee’s pregnancy, birth of the Eligible Employee’s child, placement of a child with the Eligible Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

(d)	Should an Eligible Employee who is not vested in all his Accounts incur a Period of Severance, and again become an Eligible Employee, the Periods of Service earned before and after the Period of Severance shall be aggregated.

3.8 QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to “qualified military service,” as defined in Code Section 414(u)(5), will be provided in accordance with Code Section 414(u). In the case of a Participant who dies while performing qualified military service, the survivors of the Participant are entitled to any additional benefits because of death, including vesting and survivor benefits contingent on termination of employment, that would have been provided under the Plan had the Participant resumed employment and then terminated employment on account of death. An individual receiving a “differential wage payment,” as defined in Section 3401(h) of the Code, is treated as an employee of the Employer making the payment and the differential wage payment is treated as compensation for purposes of Code requirements applicable to the Plan.

3.9 FMLA

To the extent required by the Family Medical Leave Act of 1993, 29 U.S.C. § 2601 et al., Service shall include any period for which an Eligible Employee is regularly scheduled to work but is absent for a family or medical leave of absence.

Engility Master Savings Plan

ARTICLE IV—CONTRIBUTIONS

4.1 PRE-TAX CONTRIBUTIONS

(a)	A Participant may elect to have Pre-Tax Contributions deducted from his or her Compensation for each pay period in an amount elected by the Participant, which may be equal to any whole percentage of the Participant’s Compensation for each such pay period not to exceed 25 percent (or such other percentage as may be designated by the Company, in writing, without formal plan amendment).

(b)	A Participant may change the amount of, or suspend, his or her Pre-Tax Contributions as of any date.

(c)	A Participant who has suspended his or her Pre-Tax Contribution may resume making Pre-Tax Contributions as of any date after such suspension.

(d)	Any election described in this Section 4.1 shall be made with the Recordkeeper in accordance with the procedures established by the Committee and the Recordkeeper, and shall be effective as soon as administratively feasible after receipt by the Recordkeeper.

(e)	An Eligible Employee who is employed by an Employer on the Effective Date and who participated in a Prior Plan immediately prior to the Effective Date will be deemed to have the same elections in effect with respect to Pre-Tax Contributions, After-Tax Contributions and Catch-up Contributions immediately after the Effective Date under this Plan as the Eligible Employee had under such Prior Plan immediately prior to the Effective Date. An Eligible Employee whose date of hire with an Employer is after the Effective Date will be deemed to have elected that a Pre-Tax Contribution of three percent of the Eligible Employee’s Compensation be deducted from the Eligible Employee’s Compensation for each payroll period starting on or after the 60th day following such date of hire and credited to the Eligible Employee’s Pre-Tax Contribution Account, subject to the following conditions and requirements:

(1)	Unless an Eligible Employee elects otherwise, the Pre-Tax Contributions will be invested in an investment fund designated by the Committee that satisfies the requirements for a “qualified default investment alternative” (QDIA) under regulations issued by the U.S. Department of Labor. The Eligible Employee may transfer all or a portion of the amounts invested in the QDIA to other investment alternatives under the Plan to the same extent as Participants who affirmatively elected to invest in the QDIA; provided, however, that any such transfer within the first 90 days following the initial automatic Pre-Tax Contribution shall not be subject to any restrictions, fees or expenses (including without limitation surrender charges, liquidation or exchange fees, redemption fees and similar expenses charged in connection with the liquidation of, or transfer from, the QDIA) and following such 90-day period shall not be subject to any such restrictions, fees and expenses that are not otherwise applicable to Participants who affirmatively elected to invest in the QDIA.

Engility Master Savings Plan

(2)	An Eligible Employee described in this Section 4.1(e) may change the amount of or suspend automatic Pre-Tax Contributions at any time by making an affirmative election under Sections 4.1(b) or (c) in accordance with rules established by the Committee.

(3)	Each Eligible Employee will be provided with a notice written in a manner calculated to be understood by the average Eligible Employee no less than 30 days and no more than 90 days prior to the Eligible Employee’s first automatic Pre-Tax Contribution and no less than 30 days and no more than 90 days prior to the beginning of each subsequent Plan Year that includes the following information: the automatic Pre-Tax Contribution election that will be made on the Eligible Employee’s behalf if the Eligible Employee does not make an affirmative election; the Eligible Employee’s rights to suspend or change the Pre-Tax Contribution election in accordance with Sections 4.1(b) and (c); the investment of automatic Pre-Tax Contributions in the QDIA in the absence of any other investment election by the Eligible Employee; a description of the QDIA including investment objectives, risks and return characteristics and fees and expenses; the right of Eligible Employees on whose behalf assets are invested in a QDIA to direct the investment of such assets to another investment alternative under the Plan, including any restrictions, fees or expenses applicable to such transfer; an explanation of where the Eligible Employee can obtain information concerning other investment alternatives under the Plan; and such other information and as may be required by applicable law.

(4)	The Eligible Employee will receive a copy of the most recent prospectus for the QDIA provided to the Plan no later than immediately after the initial automatic Pre-Tax Contribution is invested in the QDIA. In addition, the Eligible Employee will be entitled to receive upon written request such other information as may be made available upon request to Participants who affirmatively elect that a portion of their Accounts be invested in the QDIA.

(5)	The Eligible Employee will receive any materials provided to the Plan relating to the exercise of voting, tender or similar rights with respect to the QDIA to the extent those rights are passed through to Participants under the terms of the Plan as well as a description of any Plan provisions relating to the exercise of such rights.

(6)	This Section 4.1(e) will be applicable to Eligible Employees subject to collective bargaining agreements only to the extent permitted under the terms of the applicable collective bargaining agreement.

Engility Master Savings Plan

4.2 AFTER-TAX CONTRIBUTIONS

A Participant may elect to have After-Tax Contributions deducted from his or her Compensation for each pay period in an amount elected by the Participant, which may be equal to any whole percentage of the Participant’s Compensation for each such pay period not to exceed 25 percent (or such other percentage as may be designated by the Company, in writing, without formal plan amendment), less the amount of the Participant’s Pre-Tax Contributions for such pay period. An election to make After-Tax Contributions shall be made in accordance with procedures established by the Committee and the Recordkeeper, and shall be effective as soon as administratively feasible after receipt by the Recordkeeper.

4.3 CATCH-UP CONTRIBUTIONS

A Participant who is at least age 50 by December 31 of a calendar year may elect to have Catch-Up Contributions deducted from his or her Compensation in an amount elected by the Participant, which may be equal to any whole percentage not to exceed 50 percent of his or her Compensation for a pay period (or such other percentage as may be designated by the Company, in writing, without formal plan amendment). An election to make Catch-Up Contributions will be subject to the rules of Section 4.1(b), (c) and (d).

4.4 MATCHING CONTRIBUTIONS

The Employer shall make Matching Contributions on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a payroll period in an amount equal to the percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions set forth on Schedule B for that Employer that do not exceed the percent of Compensation for the payroll period set forth on Schedule B for that Employer.

In addition, for any Employer listed on Schedule B as providing “true-up contributions,” the Employer shall make an additional Matching Contribution for a Plan Year equal to the difference between (1) and (2) where:

(1)	is the amount that would have been contributed as matching contributions for the Plan Year by the Employer if the matching contribution formula for the Employer were applied on an annual, rather than a pay period, basis; and

(2)	is the amount that would have been contributed as matching contributions for the Plan Year by the Employer if the matching contribution formula for the Employer were applied only on a pay period basis.

Notwithstanding the foregoing, if specifically provided on Schedule B, the Employer shall make Matching Contributions on behalf of each Participant who makes Pre-Tax Contributions or After-Tax Contributions for a Plan Year (instead of a payroll period) in an amount equal to the percent of the Participant’s aggregate Pre-Tax Contributions and After-Tax Contributions set forth on Schedule B for that Employer that do not exceed the percent of Compensation for the Plan Year set forth on Schedule B for that Employer.

Engility Master Savings Plan

4.5 OTHER EMPLOYER CONTRIBUTIONS

Supplemental Contributions shall be determined as provided on Schedule B for that Employer.

4.6 ROLLOVER CONTRIBUTIONS

An Eligible Employee may make a Rollover Contribution at any time regardless of whether the Eligible Employee has met the eligibility requirements and regardless of whether the Eligible Employee has elected to make Pre-Tax Contributions or After-Tax Contributions. A Rollover Contribution shall be paid to the Trustee in cash. The Committee shall develop such procedures and require such information from an individual desiring to make a Rollover Contribution as it deems necessary or desirable to determine that the proposed contribution will meet the requirements for a Rollover Contribution as set forth in the Plan and the Code, and for the return of Rollover Contributions, and the earnings and losses thereon, which have been determined to have been invalidly made.

4.7 CONTRIBUTIONS REQUIRED BY THE TERMS OF A COLLECTIVE BARGAINING AGREEMENT.

To the extent the provisions of a collective bargaining agreement provide for employer or employee contributions in an amount that is different than the amount provided under the Plan, the terms of the collective bargaining agreement shall apply.

4.8 SUSPENSION OF CONTRIBUTIONS UPON TRANSFER TO NON-COVERED STATUS

In the event a Participant is transferred to Non-Covered Status or to a Non-Covered Employer, the Participant shall become a Former Participant and his or her Eligible Employee Contributions, if any, shall be automatically suspended as of the date of such transfer.

4.9 TIMING OF CONTRIBUTIONS TO TRUSTEE

(a)	Each Employer shall pay to the Trust an amount equal to the Participants’ Eligible Employee Contributions as soon as practicable after such amounts are deducted from their remuneration, but not later than required under applicable law.

(b)	Employer Contributions that are required to be made for a calendar year shall be paid into the Trust no later than the time prescribed by law for filing the Company’s Federal income tax return, including extensions, for such calendar year.

4.10 METHOD BY WHICH CONTRIBUTIONS ARE MADE TO THE TRUST

Employer Contributions shall be made in shares of Engility Stock. Eligible Employee Contributions shall be made in cash.

Engility Master Savings Plan

4.11 TRANSFERS FROM PRIOR PLAN

(a)	Time and Manner. Upon the direction of the Committee, the Trustee shall accept the assets and liabilities representing the account balances under a Prior Plan of any participant or former participant in a Prior Plan (“Prior Plan Participant”)

(b)	Beginning Account Balances After Transfer. Absent an election from the Prior Plan Participant, amounts transferred on behalf of a Prior Plan Participant from a Prior Plan pursuant to subsection (a) above shall be allocated among such Prior Plan Participant’s Accounts under this Plan in the same way that those amounts were allocated to such accounts under the Prior Plan.

(c)	Investment of Transferred Amounts. Until such time as the Prior Plan Participant makes a new investment election as provided under Section 7.1, all amounts transferred from the Prior Plan shall be invested in Investment Funds that have similar characteristics as the investment funds in which such transferred amounts were invested under the Prior Plan.

(d)	Salary Deferral Elections. Until such time as the Prior Plan Participant makes a new salary deferral election as provided under Sections 4.1, 4.2, and 4.3, the salary deferral elections under the Prior Plan shall remain in effect and shall be deemed to be an election under this Plan.

4.12 QUALIFIED NON-ELECTIVE CONTRIBUTIONS

(a)	The Employer may make Qualified Non-Elective Contributions and Qualified Matching Contributions, as defined in subsections (b) and (c) below, on behalf of Participants who are Non-Highly Compensated Eligible Employees. The Qualified Non-Elective Contributions and Qualified Matching Contributions, if any, will be allocated to Participants who are Non-Highly Compensated Eligible Employees in accordance with Treas. Reg. 1.401(k)-2(a)(6) and 1.401(m)-2(a)(g), respectively.

(b)	“Qualified Non-Elective Contributions” shall mean contributions other than Qualified Matching Contributions, made by the Employer that are nonforfeitable when made to the Plan and are subject to the same distribution rules as Pre-Tax Contributions, provided that Qualified Non-Elective Contributions shall not be eligible for hardship withdrawals.

(c)	Qualified Matching Contributions” means Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Pre-Tax Contributions.

Engility Master Savings Plan

ARTICLE V—LIMITATIONS ON CONTRIBUTIONS

5.1 SUSPENSION OF CONTRIBUTIONS UPON REACHING THE SAVINGS MAXIMUM

(a)	A Participant’s Pre-Tax Contributions shall automatically be suspended when the aggregate amount of such Pre-Tax Contributions for any Plan Year equals the maximum amount permitted under Section 402(g) of the Code. A Participant whose Pre-Tax Contributions have been suspended pursuant to paragraph (a) shall automatically have Pre-Tax Contributions deducted from his or her Compensation as of the first day of the next succeeding Plan Year at the same deferral percentage as the Participant had most recently elected prior to such suspension, provided that the Participant has not made an election to make After-Tax Contributions at any time after the date that the Pre-Tax Contributions were suspended and further provided that the Participant has not made an election to make Pre-Tax Contributions in a different amount. A Participant who, after reaching the maximum amount permitted under Section 402(g) of the Code, makes an election to make After-Tax Contributions, shall not have Pre-Tax Contributions automatically deducted from his or her Compensation for the next Plan Year until such Participant makes a new salary deferral election for such next Plan Year.

(b)	A Participant’s Catch-Up Contributions shall automatically be suspended when the aggregate amount of such Catch-Up Contributions for any Plan Year equals the maximum amount permitted under Section 414(v) of the Code.

5.2 RETURN OF EXCESS DEFERRALS

If the aggregate of the Participant’s Pre-Tax Contributions or Catch-Up Contributions to this Plan and any other plan to which the Participant makes elective deferrals as defined in Section 402(g)(3) of the Code for any Plan Year exceeds the maximum amount permitted under Section 402(g) or 414(v) of the Code for such Plan Year , the Participant may notify the Recordkeeper no later than the date established by the Recordkeeper of the amount of the excess deferrals to be assigned to the Plan. If there are excess deferrals that arise by taking into account only those Pre-Tax Contributions or Catch-Up Contributions to this Plan, the Participant shall be deemed to have notified the Recordkeeper of such excess deferrals. Upon receipt of such notice (or deemed notice), the Recordkeeper shall cause an amount of Pre-Tax Contributions or Catch-Up Contributions equal to the excess deferrals allocated to the Plan and the income allocable thereto to be distributed to such Participant prior to April 15 of such following Plan Year. Pre-Tax Contributions or Catch-Up Contributions for which the Employer does not makes a Matching Contribution shall be returned before Pre-Tax Contributions for which a Matching Contribution has been made. Excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed under Section 5.3(b) for the Plan Year beginning in such taxable year. For purposes of this Section, the term “excess deferrals” with respect to Pre-Tax Contributions means a Participant’s Pre-Tax Contributions to this Plan and to a plan maintained by any other employer that, in the aggregate, exceed the maximum amount permitted under Section 402(g) of the Code. For purposes of this Section, the term “excess deferrals” with respect to Catch-Up Contributions means a Participant’s Catch-Up Contributions to the Plan and

Engility Master Savings Plan

to a plan maintained by any other employer that, in the aggregate, exceed the maximum amount permitted under Section 414(v) of the Code. For purposes of this section, the income allocable to “excess deferrals” is equal to the allocable gain or loss for the Plan Year to which the excess deferrals are attributable.

5.3 SECTION 401(K) LIMIT ON PRE-TAX CONTRIBUTIONS

(a)	The Committee shall determine, during and as of the end of each Plan Year, the Actual Deferral Percentages relevant for purposes of this Section based on the actual and projected rate for each Participant of his Compensation and Pre-Tax Contributions for the remainder of the Plan Year. If, based on such determination, the Committee concludes that a reduction in the Pre-Tax Contributions for any Participant is necessary or advisable in order to comply with the limitations of paragraph (1) or (2) below, it shall so notify each affected Participant. In such event, the maximum allowable Pre-Tax Contributions shall be reduced in accordance with the direction of the Committee, and the contribution election of each Participant affected by such determination shall be modified accordingly.

(1)	The Actual Deferral Percentage (as defined below) for the group of Highly Compensated Eligible Employees is not more than the Actual Deferral Percentage for the group of Non-Highly Compensated Eligible Employees multiplied by 1.25.

(2)	The Actual Deferral Percentage for the group of Highly Compensated Eligible Employees is not more than the Actual Deferral Percentage for the group of Non-Highly Compensated Eligible Employees multiplied by 2.0 and is not more than 2 percentage points more than the Actual Deferral Percentage for the group of Non-Highly Compensated Eligible Employees.

(3)	For the purposes of paragraphs (1) and (2) above:

(A)	The “Actual Deferral Percentage” for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 0.01%) of

(i)	the amount of Pre-Tax Contributions and Qualified Non-Elective Contributions on behalf of each such Participant for such Plan Year (including the amount of any Excess Deferrals distributed to a Participant), to

(ii)	such Participant’s Compensation for such Plan Year.

(B)	For the purposes of the Actual Deferral Percentage test only, “Participant” means any Eligible Employee who is eligible to participate in the Plan for part or all of the applicable Plan Year.

Engility Master Savings Plan

(b)	If the limits of Section 5.3(a) are not met and the Employer does not make Qualified Non-Elective Contributions (as defined in Section 4.12(b)) for the Plan Year, any “excess contributions” for the Plan Year shall be distributed in cash to the Highly Compensated Eligible Employees on whose behalf they were paid into the Plan, no later than two and one-half months after the end of such Plan Year, if at all possible, and in any event no later than the close of such following Plan Year. The amount distributed to any such Participant shall be increased or decreased by a pro rata share of the net income or loss attributable to such “excess contributions” as determined by the Committee in accordance with applicable regulations. If such Participant’s excess contributions are invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds. For purposes of this Section 5.3(b), “excess contributions” means, with respect to any Plan Year, the excess of (1) the aggregate amount of Pre-Tax Contributions actually paid into the Plan on behalf of Highly Compensated Eligible Employees for such Plan Year, over (2) the maximum amount of such contributions permitted for such Plan Year under the limitations set forth above, determined by reducing the amount of Pre-Tax Contributions on behalf of Highly Compensated Eligible Employees in the order of their highest Actual Deferral Percentages until the requirements of Section 5.3(a) are satisfied. Excess contributions to be distributed for a taxable year will be reduced by excess deferrals previously distributed under Section 5.2 for the Plan Year beginning in such taxable year. Any Employer Matching Contributions made with respect to excess contributions shall be forfeited. Forfeitures shall be applied to reduce contributions that the Employer is required to pay into the Plan and to pay Plan expenses

(c)	The rules of Section 401(k)(3) and Treasury Regulation Section 1.401(k)-1 are hereby incorporated by reference.

(d)	For purposes of sub-section (b) above, the income allocable to “excess contributions” is equal to the allocable gain or loss for the Plan Year to which the excess contributions are attributable.

5.4 SECTION 401(M) LIMIT ON MATCHING CONTRIBUTIONS

(a)	The Committee shall determine, during and as of the end of each Plan Year, the Actual Contribution Percentage relevant for purposes of this Section, based on the actual and projected rate for each Participant of his or her Compensation, Matching Contributions, and After-Tax Contributions. If, based on such determination, the Committee concludes that a reduction in Matching Contributions or After-Tax Contributions made for any Participant is necessary or advisable in order to comply with the limitations of paragraph (1) or (2) below, it shall so notify each affected Participant. In such event, the maximum allowable Matching Contributions and After-Tax Contributions shall be reduced in accordance with the direction of the Committee.

Engility Master Savings Plan

(1)	The Actual Contribution Percentage (as defined below) for the group of Highly-Compensated Eligible Employees is not more than the Actual Contribution Percentage for the group of Non-Highly Compensated Eligible Employees multiplied by 1.25.

(2)	The Actual Contribution Percentage for the group of Highly Compensated Eligible Employees is not more than the Actual Contribution Percentage for the group of Non-Highly Compensated Eligible Employees multiplied by 2.0 and is not more than 2 percentage points more than the Contribution Percentage for the group of Non-Highly Compensated Eligible Employees.

(3)	For the purposes of paragraphs (1) and (2) above:

(A)	The “Actual Contribution Percentage” for a specified group of Participants for a Plan Year shall be the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 0.01%) of

(i)	the amount of Matching Contributions, After-Tax Contributions and Qualified Matching Contributions on behalf of each such Participant for such Plan Year (including the amount of any Excess Deferrals distributed to a Participant), to

(ii)	such Participant’s Compensation for such Plan Year.

(B)	For the purposes of the Actual Contribution Percentage test only, “Participant” means any Eligible Employee who is eligible to participate in the Plan for part or all of the applicable Plan Year.

(b)

If the limits of Section 5.4(a) are not met and the Employer does not make Qualified Matching Contributions (as defined in Section 4.12(c)) for the Plan Year, any “excess aggregate contributions” for the Plan Year shall be distributed in cash to the Highly Compensated Eligible Employees on whose behalf they were paid into the Plan, no later than two and one-half months after the end of such Plan Year, if at all possible, and in any event no later than the close of such following Plan Year. The amount distributed to any such Participant shall be increased or decreased by a pro rata share of the net income or loss attributable to such “excess aggregate contributions” as determined by the Committee in accordance with applicable regulations. If such Participant’s excess aggregate contributions are invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds. For purposes of this Section 5.4(b), “excess aggregate contributions” means, with respect to any Plan Year, the excess of (1) the aggregate amount of Matching Contributions or After-Tax Contributions actually paid into the Plan on behalf of Highly Compensated Eligible Employees for such Plan Year, over (2) the

Engility Master Savings Plan

maximum amount of such contributions permitted for such Plan Year under the limitations set forth above, determined by reducing the amount of Matching Contributions and After-Tax Contributions on behalf of Highly Compensated Eligible Employees in the order of their highest Actual Contribution Percentages until the requirements of Section 5.4(a) are satisfied.

(c)	The rules of Section 401(m)(2) and Treasury Regulation Section 1.401(m)-1 are hereby incorporated by reference.

(d)	For purposes of sub-section (b) above, the income allocable to “excess aggregate contributions” is equal to the allocable gain or loss for the Plan Year to which the excess aggregate contributions are attributable.

5.5 ANNUAL ADDITIONS LIMIT

(a)	Notwithstanding any other provision of the Plan to the contrary, the maximum amount of annual additions which may be credited to a Participant’s Accounts for any Plan Year shall not exceed the lesser of (1) $40,000 as adjusted for increases in the cost-of-living in accordance with regulations prescribed by the Secretary of Treasury; provided, however, that no such increase in the maximum dollar amount shall become effective until January 1 of the applicable calendar year and shall apply beginning with the Plan Year coincident with such calendar year); or (2) 100% (or such other percentage as determined in accordance with the Code) of the Participant’s Section 415 earnings (as defined in paragraph (d) of this Section) for such Plan Year. For the purpose of this paragraph, a Participant’s “annual additions” for any Plan Year shall mean the sum of (A) employer contributions and forfeitures allocable to a Participant under all plans (or portions thereof) maintained by the Company or an Affiliate subject to Section 415(c) of the Code, (B) the Participant’s employee contributions under all such plans (or portions thereof), and (C) amounts described in Section 419A(d)(2) of the Code (relating to post-retirement medical benefits of key employees) or allocated to a pension plan individual medical account described in Section 415(l) of the Code, to the extent includible for purposes of Section 415(c)(2) of the Code. A Participant’s employee contributions shall be determined without regard to (i) any rollover contributions, (ii) any repayments of loans, or (iii) any prior distributions repaid upon the exercise of buy-back rights. Employer and employee contributions taken into account as Annual Additions shall include “excess contributions” as defined in Section 401(k)(8)(B) of the Code, “excess aggregate contributions” as defined in Section 401(m)(6)(B) of the Code, and “excess deferrals” as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited (except to the extent such “excess deferrals” are distributed to the Participant before the end of the taxable year of the Participant in which such deferrals were made).

Engility Master Savings Plan

(b)	For the purposes of this Section, this Plan and all other defined contribution plans (as defined in Section 414(i) of the Code) maintained by the Employer, or an Affiliate (whether or not terminated) shall be treated as one defined contribution plan.

(c)	For purposes of this Section, the following shall have the meanings set forth below:

(1)	a Participant’s “Section 415 earnings” means wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer or an Affiliate up to, but not in excess of, the limit in Section 401(a)(17) of the Code in effect for that Plan Year(as adjusted for cost of living in accordance with that Code Section) including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, and Pre-Tax Contributions and any employee contributions made under a plan maintained by the Employer pursuant to Sections 125, 132(f)(4) or 401(k) of the Code, and excluding Employer contributions to a plan of deferred compensation which are not includible in the Participant’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation; amounts realized from the exercise of a non-qualified stock option, when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option; and other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Participant). Amounts under Section 125 of the Code shall include amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

For purposes of the limitation under Section 415 of the Code, “Section 415 Earnings” for the limitation year shall include compensation paid by the later of 2- 1/2 months after a Participant’s severance from employment with the Company or an Affiliate or the end of the limitation year that includes the date of the Participant’s severance from employment with the Company or an Affiliate, if:

Engility Master Savings Plan

(i) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Company or an Affiliate; or

(ii) the payment is for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued; or

(iii) the payment is received by the Participant pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered compensation if paid after severance from employment, even if they are paid by the later of 2- 1/2 months after the date of severance from employment or the end of the limitation year that includes the date of severance from employment, except: (a) payments to an individual who does not currently perform services for the Company or an Affiliate by reason of qualified military service (within the meaning of Section 414(u)(1) of the Code) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company or an Affiliate rather than entering qualified military service; or (b) compensation paid to a Participant who is permanently and totally disabled, as defined in Section 22(e)(3) of the Code, provided salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a highly compensated employee, as defined in Section 414(q) of the Code, immediately before becoming disabled.

(2)	“Qualified Nonelective Contributions” means contributions other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to participants’ accounts that the participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made to the Plan; and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Pre-Tax Contributions.

(3)	“Qualified Matching Contributions” means Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Pre-Tax Contributions.

Engility Master Savings Plan

ARTICLE VI—PARTICIPANTS’ ACCOUNTS

6.1 ESTABLISHMENT OF ACCOUNTS

The Committee shall establish and maintain the following Accounts for each Participant to the extent applicable:

(a)	An After-Tax Contribution Account for each Participant who makes After-Tax Contributions;

(b)	A Pre-Tax Contribution Account for each Participant who makes Pre-Tax Contributions;

(c)	A Catch-Up Contribution Account for each Participant who makes Catch-Up Contributions;

(d)	A Matching Contribution Account for each Participant for whom Matching Contributions are made;

(e)	A Supplemental Contribution Account for each Participant for whom Supplemental Contributions are made;

(f)	A Rollover Contribution Account for each Participant who makes Rollover Contributions;

(g)	A Roth Elective Deferral Account for each Participant who made “designated Roth contributions,” as defined in Code Section 402A under the terms of a Prior Plan; and

(h)	Such other Accounts as may be necessary to record any additional types of contributions made for a Participant.

6.2 ACCOUNTS IN INVESTMENT FUNDS

A Participant’s Accounts shall be invested in the applicable Investment Funds in accordance with the provisions of Article VII.

6.3 HOW ACCOUNTS ARE VALUED

(a)	The value of a Participant’s Accounts shall be determined as of the close of each Valuation Date.

(b)	The value of a Participant’s Account as of any Valuation Date shall first be decreased by any withdrawals, loans or distributions from the Account made on such Valuation Date and then increased or decreased by the Account’s pro rata share of income, expense, gains for such Valuation Date.

Engility Master Savings Plan

ARTICLE VII—INVESTMENT OF CONTRIBUTIONS;

TRANSFERS BETWEEN FUNDS

7.1 PARTICIPANT DIRECTED INVESTMENTS

(a)	An Eligible Employee who is employed by an Employer on the Effective Date and who participated in a Prior Plan immediately prior to the Effective Date will be deemed to have the same elections in effect with respect to investment of his or her Accounts in specified Investment Funds immediately after the Effective Date under this Plan as the Eligible Employee had under such Prior Plan immediately prior to the Effective Date. A Participant shall have the right to direct the investment of Eligible Employee Contributions to be made on his or her behalf in one or more of the Investment Funds (excluding the L-3 Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Committee. An investment election with respect to Eligible Employee Contributions will be effective for all Eligible Employee Contributions made after the date of the election and will remain in effect until the Participant files a new investment election. A Participant may, at any time, elect to transfer part or all of the value of his or her Eligible Employee Contribution Account balance among the Investment Funds (excluding the L-3 Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee).

(b)	With respect to Employer Contributions that are made in stock pursuant to Section 4.10, a Participant shall have the right to transfer part or all of the his or her Employer Contribution Account balance attributable to such Eligible Employee Contributions in one or more of the Investment Funds (excluding the L-3 Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee). An investment election with respect to Employer Contributions will be effective for the Employer Contributions credited to the Participant’s Employer Contributions Account on the date the election is made. Employer Contributions that are made in stock after the date of the election will remain invested in the appropriate stock fund until the Participant makes an election to transfer such Employer Contributions out of the stock fund.

(c)	With respect to Employer Contributions that are not made in stock pursuant to Section 4.10, a Participant shall have the right to direct the investment of such Employer Contributions in one or more of the Investment Funds (excluding the L-3 Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Committee. An investment election with respect to Employer Contributions will be effective for all of such Employer Contributions made after the date of the election and will remain in effect until the Participant files a new investment election. A Participant may, at any time, elect to transfer part or all of the value of his or her Employer Contribution Account balance among the Investment Funds (excluding the L-3 Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee).

Engility Master Savings Plan

(d)	A Participant shall have the right to direct the investment of his or her Rollover Contributions in one or more of the Investment Funds (excluding the L-3 Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee), provided that, if no election is in effect, or made, such amounts shall be invested in a fund that has as its objective the preservation of capital, as determined by the Committee. A separate election must be made for each Rollover Contribution. A Participant may, at any time, elect to transfer part or all of the value of his or her Rollover Contributions Account balance among the Investment Funds (excluding the L-3 Stock Fund) in multiples of 1% (or such greater percentage as determined by the Committee).

(e)	Investment elections shall be made electronically with the Recordkeeper in accordance with the procedures established by the Committee and Recordkeeper, and shall be effective as soon as administratively feasible after receipt by the Recordkeeper; provided, however, that the initial investment election for a Rollover Contribution shall be made in writing.

7.2 DISCONTINUED FUNDS

In the event any existing Investment Fund is discontinued (the “Discontinued Fund”), the Committee shall provide each Participant with notice of such discontinuance. The Committee shall also provide each Participant whose Accounts are invested in the Discontinued Fund with an election period of at least 30 days in which to elect to transfer the value of his Accounts invested in the Discontinued Fund to any other Investment Funds. In the event any such Participant fails to file a timely election with respect to such transfer, the Committee shall direct the Trustee to transfer the value of such Participant’s Accounts invested in the Discontinued Fund to a fixed-income Fund whose principal is not subject to decrease in value.

7.3 LIMITATION OR SUSPENSION OF TRANSACTION AND LIMITATION OF DAILY SECURITIES TRADING

Notwithstanding any other provision of this Article VII, the Company shall, in its sole discretion, limit or suspend any or all investment fund transfers, withdrawals, distributions and loans, including subsequent investment fund transfers, withdrawals, distributions and loans elected prior to the determination of such limitation or suspension, in the event the Company determines, in its sole discretion, that such action is in the best interest of the Plan or the Participants. The Trustee, or the Investment Manager for a specific Investment Fund, may, in its sole discretion, limit the daily volume of its purchases or sales of securities for the Trust.

Engility Master Savings Plan

ARTICLE VIII—VESTING

8.1 FULL VESTING IN ELIGIBLE EMPLOYEE CONTRIBUTION ACCOUNT

A Participant shall always be 100 percent vested in his or her Employee Contribution Account.

8.2 VESTING IN EMPLOYER CONTRIBUTION ACCOUNT

A Participant shall become shall become 100 percent vested in the Employer Contribution Account on the earlier of (1) his or her Normal Retirement Date, if the Participant is actively employed by the Employer (or an Affiliate) on that date, or (2) the date he or she terminates employment with the Employer (or an Affiliate) due to death or Total Disability.

An Eligible Employee who is employed by an Employer on the Effective Date and who participated in a Prior Plan immediately prior to the Effective Date will have the same vested percentage in his or Employer Contribution Account immediately after the Effective Date under this Plan as the Eligible Employee had under such Prior Plan immediately prior to the Effective Date. After the Effective Date, vesting in the portion of the Employer Contribution Account attributable to Employer Contributions shall be determined in accordance with the following vesting schedule subject to the provisos set forth in the first paragraph of this Section 8.2:

Completed Period of Service	Vested Percentage
less than 1 year	0%
1	25%
2	50%
3 years or more	100%

8.3 FORFEITURES

(a)	A Participant who incurs a Termination of Employment shall forfeit the nonvested portion of his or her Employer Contribution Account upon the earlier of the date the Participant receives a distribution of his or her vested Account balance or the date the Participant incurs a five-year Period of Severance. Forfeitures shall be applied to reduce contributions that the Employer is required to pay into the Plan and to pay Plan expenses.

(b)	If a Participant incurs a forfeiture under subsection (a) and subsequently resumes employment with the Employer or an Affiliate before incurring a five-year Period of Severance, the forfeited amount shall be restored if the Participant repays to the Trust an amount equal to his or her earlier distribution from those Accounts. Such a repayment must be made before the date that is 30 days after the fifth anniversary of the Participant’s re-employment date.

Engility Master Savings Plan

ARTICLE IX—

WITHDRAWALS PRIOR TO TERMINATION OF SERVICE; LOANS

9.1 WITHDRAWALS

A Participant may make a withdrawal from his or her Accounts by providing notice to the Recordkeeper, in accordance with the provisions of this Article IX and the procedures established by the Committee and the Recordkeeper.

9.2 WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS

A Participant may elect to withdraw part or all of the amount credited to his or her After-Tax Contribution Account at any time.

9.3 WITHDRAWAL OF ROLLOVER CONTRIBUTION ACCOUNT

A Participant who has withdrawn the maximum amount permitted under Section 9.2 may elect to withdraw part or all of the amount credited to his or her Rollover Contribution Account at any time.

9.4 WITHDRAWAL OF VESTED MATCHING CONTRIBUTION ACCOUNT

A Participant who has attained age 55, and has withdrawn the maximum amount permitted under Sections 9.2 and 9.3 may withdraw all or a part of the amount credited to his or her vested Matching Contribution Account and Supplemental Contribution Account.

9.5 WITHDRAWAL OF PRE-TAX CONTRIBUTIONS

(a)

A Participant who has attained age 59 1/2 and has withdrawn the maximum amount permitted under Sections 9.2, 9.3, and 9.4 may withdraw part or all of the amount credited to his or her Pre-Tax Contribution Account.

(b)	A Participant who has not attained age 59 1/2 may withdraw part or all of the amount credited to his or her Pre-Tax Contribution Account only as provided in Section 9.6.

9.6 HARDSHIP WITHDRAWALS

(a)

A Participant who has not attained age 59 1/2 may take a hardship withdrawal of part or all of the amount credited to his or her Pre-Tax Contribution Account (but not the earnings on Pre-Tax Contributions made after December 31, 1988), but only to the extent required to relieve such financial hardship. No such withdrawal shall be permitted unless the Participant has previously or concurrently withdrawn all amounts available under Sections 9.2 through 9.4 and taken any loans available under Section 9.10. For purposes of this Section, a withdrawal is on account of “hardship” only if the distribution is made on account of an immediate and heavy financial need of the Participant, and such distribution is necessary to satisfy such financial need (including the payment of federal, state and local

Engility Master Savings Plan

income taxes and penalties resulting from the hardship withdrawal). A withdrawal will be deemed to be made on account of an immediate and heavy financial need if the withdrawal is on account of:

(1)	unreimbursed expenses for medical care, as defined in Section 213(d) of the Code, incurred by the Participant, his or her spouse, children or dependents;

(2)	purchase (excluding mortgage payments) of the principal residence of the Participant;

(3)	payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents;

(4)	the need to prevent the eviction of the Participant from his or her principal residence or foreclosure of the mortgage on the Participant’s principal residence;

(5)	funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents;

(6)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether such loss exceeds 10 percent of adjusted gross income); or

(7)	such other events permitted under Section 401(k) of the Code.

(b)	A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent that the amount of the withdrawal is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources reasonably available to the Participant, as shall be determined by the Committee in a uniform and non-discriminatory manner on the basis of all the relevant facts and circumstances. A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if the Committee relies on the Participant’s written representation that the need cannot be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by reasonable liquidation of the Participant’s assets (or those of his or her spouse or minor children) to the extent such liquidation does not create a financial hardship;

(3)	by the Participant’s cessation of elective and voluntary contributions under the Plan;

Engility Master Savings Plan

(4)	by the Participant making other withdrawals or nontaxable loans from all plans in which he or she participates; or

(5)	by borrowing from commercial sources on reasonable commercial terms.

(c)	A Participant may not make any Pre-Tax Contributions or After-Tax Contributions for the six-month period following receipt of the hardship distribution.

9.7 QUALIFIED RESERVIST DISTRIBUTIONS

A Participant may elect to withdraw part or all of the amount credited to his or her Accounts during the Participant’s period of active duty (because of the Participant’s status as a member of a reserve component) that lasts for at least 180 days or for an indefinite period.

9.8 WITHDRAWAL PRO-RATA FROM INVESTMENT FUNDS

The amount withdrawn by a Participant under this Article shall be charged on a pro rata basis against the Investment Funds in which the Accounts from which the withdrawal is made are invested.

9.9 TIMING OF WITHDRAWAL PAYMENTS

(a)	In the case of a withdrawal under Sections 9.2 through 9.5, the amount withdrawn will be paid to the Participant in a lump sum in cash as soon as practicable following the date of the withdrawal request.

(b)	In the case of a hardship withdrawal under Section 9.6 the amount withdrawn will be paid to the Participant in a lump sum in cash as soon as practicable following approval of the withdrawal.

(c)	No withdrawal of any type is available to Beneficiaries, Alternate Payees (as defined in Plan Section 14.4), or Former Participants.

9.10 LOANS

A Participant may take a loan from his or her Accounts by making an application with the Recordkeeper in accordance with procedures established by the Committee and the Recordkeeper.

(a)	The maximum amount of any such loan shall be the lesser of (1) $50,000 reduced by the highest outstanding balance of any loan from the Plan during the one-year period ending on the day before the date on which such loan is made, or (2) 50% of the value of the Participant’s vested Account balance under the Plan.

(b)	The minimum amount of any such loan shall be $1,000. A Participant may have one loan outstanding at any time, provided, however, a Participant may have more than one loan outstanding if the Participant is covered by a collective bargaining

Engility Master Savings Plan

agreement that so provides or the Participant was a participated in a plan of a predecessor employer which plan transferred more than one loan on behalf of the Participant to this Plan.

(c)	A loan will be made from the Participant’s Accounts in the order determined by administrative procedures and from the Investment Funds in which such Accounts are invested on a pro-rata basis. Immediately upon the loan being made, the Participant’s Account balance shall be reduced to reflect the outstanding loan balance. All repayments of principal and interest on the Participant’s note shall be invested in the Investment Funds in accordance with the Participant’s investment election which is in effect at the time of the repayment. If no election is in effect, or made, the repayments of principal and interest shall be invested in a fund that has as its objective the preservation of capital, as determined by the Committee.

(d)	The note for any loan under subsection (a) shall bear interest at a reasonable rate as shall be determined by the Committee; provided, however, that such rate shall not exceed the maximum rate permitted by law. Principal and interest under any such loan shall be repaid by any Participant who is an active Eligible Employee through payroll deductions; provided, however, that the Participant may prepay the entire unpaid principal and accrued interest on any loan at any time. The term of such note shall not be for a period longer than five years; provided, however, that, if the proceeds of such loan are used to acquire the Participant’s principal residence, the term of such note shall not be for a period longer than 30 years. Loan repayments while a Participant is on “qualified military service,” as defined in Code Section 414(u)(5), will be suspended in accordance with Code Section 414(u).

(e)	Any loan to a Participant shall be secured by such Participant’s vested interest in his or her Accounts hereunder. As a condition of any such loan, the Participant shall consent to such security interest.

(f)	A Participant who terminates employment may continue to repay any outstanding loan in accordance with procedures established by the Recordkeeper.

(g)	Each Participant to whom a loan is made shall receive a statement of any administrative charges involved in such loan. This statement shall include the dollar amount and annual interest rate of the finance charge. Such administrative charges may be changed within the sole discretion of the Committee, without formal Plan amendment. Such charges will be deducted from the borrower’s Account balance.

(h)	Loans shall not be available to Beneficiaries, Alternate Payees (as defined in Section 14.4), or Former Participants (except as required by Department of Labor regulations).

Engility Master Savings Plan

ARTICLE X—DISTRIBUTIONS

10.1 PAYMENT UPON TERMINATION OF EMPLOYMENT

(a)	A Participant may elect to receive his or her vested account balance in either (1) a lump sum, or (2) monthly, quarterly or annual installments over a period that is at least five years and not more than 20 years, or (3) a combination of the above.

(b)	If a Participant dies before benefit payments have begun, the Participant’s vested account balance shall be payable to the Participant’s Beneficiary in a lump sum. If the Participant dies after installment payments have begun, the Participant’s Beneficiary shall continue to receive the installment payments over the remaining period of time elected by the Participant, provided, however, that the Beneficiary may elect to receive the remaining vested Account balance in a lump sum.

10.2 CASH-OUT

Notwithstanding any other provision of this Plan to the contrary, if the Participant’s vested Account balance does not exceed $1,000, the vested Account balance shall be paid to the Participant in a lump sum as soon as practicable following the Participant’s Termination of Employment, or to the Participant’s Beneficiary following the Participant’s death.

10.3 APPLICATION FOR BENEFITS

Except as provided in Section 10.2, no benefits shall be paid to a Participant until an application therefor shall be made to the Committee. Each application for benefits shall be made with the Recordkeeper in accordance with procedures established by the Committee and the Recordkeeper.

10.4 GENERAL RULES

Notwithstanding	any other provision of the Plan to the contrary:

(a)	Subject to making an application in accordance with Section 10.3, the payment of benefits to a Participant or Beneficiary (in the event of the Participant’s death) shall be made not later than the 60th day after the later of (1) the close of the Plan Year in which the Participant’s Termination of Employment occurs, (2) the close of the Plan Year in which the Participant’s 65th birthday occurs, or (3) the 10th anniversary of the year in which the Participant began participation in the Plan.

(b)

Payment of benefits to a Participant shall commence no later than April 1 following (1) the year in which the Participant attains age 70 1/2 or, (2) in the case of a Participant who is not a 5% owner of the Company (or Affiliate), the year in which the Participant retires, in the minimum amount required under Section 401(a)(9) of the Code.

Engility Master Savings Plan

(c)	If the Participant dies before payment of his or her benefits commence, the Participant’s entire interest in his or her Accounts shall be paid within five years of the Participant’s death to the Participant’s Beneficiary.

10.5 CONSENT FOR EARLY DISTRIBUTIONS

Payment of benefits to a Participant whose vested Account balance exceeds $1,000 shall not be made prior to the Participant’s Normal Retirement Date without the written consent of the Participant.

10.6 DIRECT ROLLOVER

Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee. As used in this Section, the following terms shall have the meanings set forth below:

(a)	“Distributee” means a person who is (1) an Eligible Employee or former Eligible Employee, (2) the surviving spouse of an Eligible Employee or former Eligible Employee, or (3) the spouse or former spouse of an Eligible Employee or former Eligible Employee who is the “alternate payee” under a “qualified domestic relations order”, as those terms are defined in Section 414(p) of the Code. A “Distributee” also includes the Eligible Employee’s non-spouse designated Beneficiary under Section 1.5 of the Plan. In the case of a non-spouse Beneficiary, the direct rollover may be made only to an individual retirement account or annuity described in Section 408(a) or Section 408(b) of the Code (“IRA”) that is established on behalf of the designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code.

(b)	“Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. An eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. An “Eligible Retirement Plan” shall also include a Roth IRA described in Section 408A of the Code.

(c)	“Eligible Rollover Distribution” means any distribution (or withdrawal) of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the Distributee or the joint lives (or joint life

Engility Master Savings Plan

expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), or a hardship withdrawal under Section 9.6, or any other distribution that is reasonably expected to total less than $200 during the year. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After-Tax Contributions provided, however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not includible in gross income.

10.7 DISTRIBUTIONS IN CASH OR STOCK

Distributions to a Participant in the form of a lump sum or installments shall be in cash, provided that, to the extent the Participant’s Account is invested in the L-3 Stock Fund or the Engility Stock Fund, the portion invested in such Investment Funds shall be distributed in the form of cash or full shares of Stock, at the election of the Participant, with fractional shares paid in cash. In the absence of a Participant election, a Participant’s Account having fewer than 10 shares of Stock will be distributed in cash and a Participant’s Account having 10 or more shares of Stock will be distributed in full shares of such stock, with fractional shares paid in cash. Distributions to a Participant’s Beneficiary shall be in cash.

10.8 QUALIFIED JOINT AND SURVIVOR ANNUITY

(a)	If a portion of a Participant’s Accounts under the Plan is attributable to amounts transferred from a money purchase pension plan, and the Participant elects an annuity form of payment, the Participant’s vested Account balance shall be used to purchase a Qualified Joint and Survivor Annuity for the Participant. With respect to a Participant who is married on the Annuity Starting Date, a Qualified Joint and Survivor Annuity is an annuity for the life of the Participant and, after the Participant’s death, an annuity for the life of the Participant’s spouse, in a monthly amount that is 50 percent of the monthly amount paid to the Participant before his or her death. With respect to a Participant who is not married on the Annuity Starting Date, a Qualified Joint and Survivor Annuity is an annuity for the life of the Participant.

(b)	A Participant may waive the Qualified Joint and Survivor Annuity form of payment and elect an alternative form of payment provided under the Plan, including without limitation an annuity for the life of the Participant and, after the Participant’s death, an annuity for the life of the Participant’s spouse in a monthly amount that is 75 percent of the monthly amount paid to the Participant before his or her death. Any election to waive the Qualified Joint and Survivor Annuity must be made by the Participant in writing during the election period and be

Engility Master Savings Plan

consented to by the Participant’s spouse. Such spouse’s consent must acknowledge the effect of such election and be witnessed by a notary public. Such consent shall not be required if it is established to the satisfaction of the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations.

(c)	The election made by the Participant and consented to by the Participant’s spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. Any new election must comply with the requirements of subsection (b). A former spouse’s waiver shall not be binding on a new spouse.

(d)	The election period to waive the Qualified Joint and Survivor Annuity shall be the 90-day period ending on the Annuity Starting Date. The Annuity Starting Date means the first day of the first period for which an amount is received as an annuity.

(e)	Within a reasonable period of time before the Annuity Starting Date (and consistent with Treasury Regulations), the Participant shall be provided with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant’s right to make an election to waive the Qualified Joint and Survivor Annuity, the right of the Participant’s spouse to consent to any election to waive the Qualified Joint and Survivor Annuity, and the right of the Participant to revoke such election and the effect of such revocation.

10.9 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY

(a)	If a portion of a Participant’s Accounts under the Plan is attributable to amounts transferred from a money purchase pension plan, and the Participant elects an annuity form of payment and the Participant dies before the Annuity Starting Date, the Participant’s vested Account balance shall be used to purchase a Qualified Preretirement Survivor Annuity for the Participant’s spouse. A Qualified Preretirement Survivor Annuity is an annuity for the life of the Participant’s spouse.

(b)	A Participant may waive the Qualified Preretirement Survivor Annuity form of payment. Any election to waive the Qualified Preretirement Survivor Annuity must be consented to by the Participant’s spouse in the same manner provided for in Section 10.8(b) and (c). A Participant may revoke a waiver at any time before the payment of benefits commences without the consent of the spouse, provided that a new waiver shall require a new spousal consent.

(c)	If the Participant dies and the Qualified Preretirement Survivor Annuity has not been waived, the surviving spouse may, prior to the time that annuity payments begin, waive the Qualified Preretirement Survivor Annuity form of benefit and elect an alternative form of payment provided under the Plan.

Engility Master Savings Plan

ARTICLE XI—SPECIAL TOP-HEAVY PROVISIONS

11.1 TOP-HEAVY RULES

In the event the Plan is or becomes Top-Heavy (as defined in Section 11.2 hereof) in any Plan Year, the provisions of this Article shall apply and shall supersede any conflicting provisions in the Plan for such Plan Year.

11.2 DEFINITIONS

As used in this Article, the following terms shall have the meanings set forth below:

(a)	“Determination Date” means with respect to any Plan Year the last day of the preceding Plan Year, and for the first Plan Year, the first day of such Plan Year.

(b)	“Key Employee” means an Eligible Employee or former Eligible Employee (including a deceased employee) of the Company or an Affiliate who, at any time during the Plan Year that includes the Determination Date was an officer having greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company or an Affiliate, or a 1-percent owner of the Company or an Affiliate. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)	“Non-Key Employee” means any employee who is not a Key Employee and includes an employee who is a former Key Employee.

(d)	This Plan shall be “Top-Heavy” for any Plan Year if the provisions of any of the following apply:

(1)	the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group of Plans or Permissive Aggregation Group of Plans;

(2)	the Plan is a part of a Required Aggregation Group of Plans (but is not part of a Permissive Aggregation Group of Plans) and the Top-Heavy Ratio for the Required Aggregation Group of Plans exceeds 60%; or

(3)	the Plan is a part of a Required Aggregation Group of Plans and part of a Permissive Aggregation Group of Plans and the Top-Heavy Ratio for the Permissive Aggregation Group of Plans exceeds 60%.

(e)	“Top-Heavy Ratio” means a fraction: (1) the numerator of which is the sum of the amount credited to accounts under the Plan and any other defined contribution plan maintained by the Company or an Affiliate which is required or permitted to be taken into account for all Key Employees and the Present Value of accrued

Engility Master Savings Plan

benefits under any defined benefit plan maintained by the Company or Affiliate which is required or permitted to be taken into account for all Key Employees, and (2) the denominator of which is the sum of the amount credited to the accounts under such defined contribution plans for all Participants and the Present Value of accrued benefits under such defined benefit plans for all Participants. In determining the Top-Heavy Ratio, a Participant’s accrued benefit in a defined benefit plan must be determined using the method uniformly used for accrual purposes for all plans of the Company and Affiliate. If there is no such uniform method, the accrued benefit is to be determined as if it accrued not more rapidly than under the slowest rate of accrual permitted under Code Section 411(b)(1)(C).

For purposes of this definition: (A) the amount credited to accounts and the Present Value of accrued benefits shall be determined as of the last day of the most recent Plan Year that falls within or ends with the 12-month period ending on the Determination Date; (B) the amount credited to the accounts and accrued benefits of a Participant who is a Non-Key Employee but who was a Key Employee in a prior year will be disregarded; (C) the amount credited to the accounts and accrued benefits of any individual who has not performed services for the Employer or an Affiliate for the one-year period ending on the Determination Date shall not be taken into account; and (D) the present value of accrued benefits and the account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(f)	“Required Aggregation Group of Plans” means (1) each qualified plan of the Company or an Affiliate (including a terminated plan) in which at least one Key Employee participates, and (2) any other qualified plan of the Company or an Affiliate which enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(g)	“Permissive Aggregation Group of Plans” means the Required Aggregation Group of Plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group of Plans, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(h)	“Present Value” of accrued benefits under any defined benefit plan maintained by the Company or an Affiliate shall mean an actuarial equivalent lump sum amount based on the Pension Benefit Guaranty Corporation factors and assumptions.

Engility Master Savings Plan

11.3 MINIMUM CONTRIBUTION

(a)	Except as otherwise provided in subsection (b), for any Plan Year in which the Plan is Top-Heavy, the Employer contributions (and forfeitures) allocated on behalf of any Participant who is a Non-Key Employee (exclusive of any Pre-Tax Contributions on his behalf) shall not be less than 3% of such Participant’s Section 415 earnings (as defined in Section 5.5(d) hereof) for such Plan Year. However, should the sum of the Employer’s contributions, including Pre-Tax Contributions, and forfeitures allocated to the Account of each Key Employee for such Top-Heavy Plan Year be less than 3% of each Key Employee’s Compensation, the sum of the Employer’s contributions and forfeitures allocated to the Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of each Key Employee. The percentage allocated to the Account of any Key Employee shall be equal to the ratio of the sum of the Employer’s contribution and forfeitures allocated on behalf of such Key Employee divided by the Compensation for such Key Employees. The minimum allocation provided for in this Section shall be determined without regard to any contribution to or benefit payable under the Social Security law and shall apply even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the applicable Plan Year for any reason. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) and this Section. Matching Contributions that are used to satisfy the minimum contributions requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b)	The minimum allocation provided in subsection (a) shall not apply to any Participant who was not an Eligible Employee on the last day of the applicable Plan Year or to any Participant to the extent such Participant is covered under any other plan of the Company or an Affiliate which provides for the minimum allocation of Employer contributions and/or accrual of retirement benefits.

11.4 TOP-HEAVY VESTING SCHEDULE

(a)	Effective as of the first day of the first Plan Year in which this Plan is Top-Heavy (the “Top-Heavy Effective Date”), the nonforfeitable interest of each Participant in the portion of his or her Employer Contribution Account shall be determined as follows, provided, however, that if the Appendix provides a faster vesting schedule, such vesting schedule shall continue to apply:

Engility Master Savings Plan

Completed Years of Vesting Service	Nonforfeitable Interest
2	20%
3	40%
4	60%
5	80%
6 years or more	100%

(b)	Such vesting schedule shall remain in effect for all Plan Years commencing on and after the Top-Heavy Effective Date even though the Plan may not be Top-Heavy for any such Plan Year. Notwithstanding the foregoing provisions of this Section, this Section shall not apply to the benefit of any Participant whose Termination of Employment occurred prior to the Top-Heavy Effective Date.

Engility Master Savings Plan

ARTICLE XII—FUNDING OF THE SAVINGS PLAN; TRUST FUND

12.1 TRUST AGREEMENT

The Company has entered into the Trust Agreement with the Trustee to provide for the establishment of a Trust Fund to fund the benefits of the Plan.

12.2 INCOME ON FUNDS

(a)	The Trust Fund shall consist of the Investment Funds.

(b)	All dividends and other income, as well as any cash received from the sale or exchange of securities, produced by each Investment Fund shall be reinvested in each such Investment Fund.

12.3 EXCLUSIVE BENEFIT OF TRUST FUND

The principal and income of the Trust Fund shall be used for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

12.4 MISTAKE OF FACT

If a contribution is made to the Plan by the Employer by reason of a mistake of fact, the Employer shall be entitled to receive a return of such contribution, without any gains and net of any losses attributable thereto within one year after making such contribution.

12.5 CONTRIBUTIONS DISALLOWED BY CODE

All contributions by the Employer to the Plan are conditioned upon the deductibility of such contributions under Section 404 of the Code for the taxable year for which made, and the Employer shall be entitled to receive a return of any contribution, without any gains and net of any losses attributable thereto, to the extent its deduction is disallowed, within one year after such disallowance.

Engility Master Savings Plan

ARTICLE XIII—AMENDMENT AND TERMINATION

13.1 PLAN AMENDMENTS

The Company, by action of the Board of Directors, may at any time modify or amend the Plan, in whole or in part, provided, however, that no such amendment shall make it possible for any of the assets of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, or cause a cut-back in Participants’ benefits under the Plan within the meaning of Section 411(d)(6) of the Code. Any such amendment shall be by an instrument in writing approved by the Board of Directors and executed by an officer who is authorized by the Company to sign amendments to the Plan. To the extent permitted by resolution of the Board of Directors, any delegate of the Board may amend this Plan in whole or in part at any time or from time to time. Any such amendment shall be by an instrument in writing.

13.2 PLAN TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS

Although the Company intends to continue the Plan indefinitely, it may, by action of the Board of Directors, discontinue contributions under the Plan or terminate the Plan in part or in its entirety. Any action to terminate the Plan shall be by an instrument in writing executed by the Board of Directors.

13.3 VESTING ON PLAN TERMINATION

As of the effective date of any termination or partial termination of, or complete discontinuance of contributions to, the Plan, all affected Participants shall become fully vested in their Accounts.

13.4 DISTRIBUTIONS ON PLAN TERMINATION

Upon termination of the Plan, all assets remaining in the Trust Fund, after payment of any expenses properly chargeable against the Trust Fund, shall be distributed to the applicable Participants or their Beneficiaries in accordance with the value of such Participants’ Accounts and in accordance with the provisions of the Plan; provided, however, that any amount allocated to a suspense account maintained pursuant to Section 415 of the Code shall be returned to the Company.

Engility Master Savings Plan

ARTICLE XIV—GENERAL PROVISIONS

14.1 NO CONTRACT OF EMPLOYMENT

Nothing contained in the Plan shall be construed as a contract of employment between the Employer or the Company and any Eligible Employee, and the Plan shall not afford an Eligible Employee a right to continued employment with the Employer or the Company.

14.2 PAYMENTS SOLELY FROM TRUST FUND

All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Company nor any Employer assumes any liability or responsibility for any Plan payment.

14.3 INCOMPETENCY

If the Committee determines that any person to whom a payment is due under the Plan is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to another person or entity, for the benefit of the minor or incompetent, without responsibility of the Company, the Employer, the Committee or the Trustee to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Company, the Employer, the Committee, the Trustee and the Trust Fund.

14.4 ALIENATION AND QDROS

(a)	Except as provided below, the interest herein, whether vested or not, of any Participant, Former Participant or Beneficiary, shall not be subject to alienation, assignment, pledge, encumbrance, attachment, garnishment, including, but not limited to, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.

(b)	The provisions of this Section shall not prevent the creation, assignment or recognition of any individual’s right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order (“QDRO”). A QDRO shall mean any judgment, decree or order which meets the basic requirements of Code Section 414(p) and meets the QDRO requirements set out in the Plan procedures, concerning domestic relations orders, as determined by the final, discretionary authority of the Committee.

(c)	The Committee shall establish reasonable procedures to determine whether a domestic relations order is a QDRO and to administer distributions under a QDRO. If any domestic relations order is received by the Plan, the Committee shall promptly notify the Participant and any Alternate Payee that the order has been received and of the Plan’s procedures for determining whether the order is a QDRO and notify the Participant and each Alternate Payee (or their

Engility Master Savings Plan

representatives) of the Committee’s determination. “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant recognized by a proper domestic relations order as having a right to receive all, or a portion of, a Participant’s benefits under the Plan, as prescribed under Code Section 414(p).

14.5 NOTICE TO THE COMMITTEE

If any provision in the Plan describes an Eligible Employee or Beneficiary’s election, application, or notice to the Committee, then any such action shall only be effective if it is properly made under Plan procedures. Any election, application or notice required to be made shall be deemed to have been made or given on the date received by the Committee or its Recordkeeper.

14.6 MERGERS AND TRANSFERS

The Board of Directors shall have the power to fully or partially merge the Plan with any other tax-qualified plan or transfer assets to, or accept assets from, any other tax-qualified plan. In the event of any merger or consolidation of the Plan with, or a transfer of the assets and liabilities of the Plan to, any other plan, each Participant shall receive a benefit under such other plan (if such other plan were terminated immediately after such merger, consolidation or transfer) which is equal to or greater than the benefit the Participant would have been entitled to receive under the Plan (if the Plan had been terminated immediately prior to such merger, consolidation or transfer).

14.7 FIDUCIARIES

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan hereunder.

14.8 PLANS SHALL COMPLY WITH LAW; CHOICE OF LAW

It is intended that the Plan hereunder conform to and meet the applicable requirements of ERISA and the Code. Except to the extent preempted by ERISA, the validity of the Plan hereunder or of any of the provisions thereof shall be determined under, and they shall be construed and administered according to, the laws of the State of New York, (including its statute of limitations and all substantive and procedural law, and without regard to its conflict of laws provisions). The illegality of any particular provision of the Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

14.9 ERISA 404(C)

The Plan is intended to comply with ERISA Section 404(c). Participants are solely responsible for their own investment choices.

Engility Master Savings Plan

14.10 GENDER

The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

14.11 DEEMED DISTRIBUTIONS OF UNVESTED AMOUNTS

In the event of a Participant’s Termination of Employment before he or she has any vested interest in his or her Employer Contribution Account, if any, the Participant shall be deemed to have received a distribution of his or her balance as of the Termination of Employment date, in the amount of the unvested portion of his or her Employer Contribution Account. The amount of this deemed distribution shall be zero. Following this deemed distribution, the Participant shall have no remaining benefit under the Plan attributable to his or her Employer Contribution Account.

14.12 HEADINGS

Section headings are provided only for the convenience of the reader. Section headings shall not be considered in interpreting this document.

14.13 MISSING PAYEES

A Participant (or, if deceased, his or her Beneficiary if entitled to Benefits under the Plan) is obligated to keep the Plan Administrator informed as to his or her current address at all times. In the event that a Participant or Beneficiary or other recipient of Benefits cannot be located with reasonable efforts by the end of the second calendar year following the date when Benefits are first payable under the Plan, an amount equal to the Benefit payable may be forfeited. If the Participant or Beneficiary or other recipient of Benefits subsequently makes a claim for these forfeited Benefits, at any time, then the amount forfeited will be reinstated, without interest, and paid as soon as practicable.

14.14 CHANGES IN VESTING SCHEDULE

If the vesting schedule is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage such that contributions made subsequent to the amendment will vest more slowly as a result of the amendment, or if the Plan is deemed to be amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the applicable Appendix without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

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(c)	60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

If a vesting schedule is amended, or if the Plan is determined to be Top-Heavy, then the Participants with (1) at least one Hour of Service during the Plan Year for which the change is made and (2) three years of Service with an Employer may elect within a reasonable period, as provided by Code Section 411(a)(10), either the new or former vesting schedule.

14.15 TAX WITHHOLDING

The Committee hereby specifically delegates to the Trustee the responsibility to be liable for income tax withholding, and to withhold the appropriate amount from any payment made from the Trust to any payee under the provisions of applicable law and regulation.

14.16 COMMON TRUST FUNDS

The Plan adopts and includes the provisions of any group or common trust fund in which the Trust participates, but only as long as such group or common trust fund remains qualified under Section 401(a), and exempt from taxation under Section 501(a), of the Code in accordance with Revenue Ruling 81-100.

Engility Master Savings Plan

IN WITNESS WHEREOF, this Engility Master Savings Plan is hereby adopted effective June 29, 2012.

ENGILITY CORPORATION

Date: June 29, 2012	By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Engility Master Savings Plan

SCHEDULE A

MINIMUM REQUIRED DISTRIBUTIONS

Section 1. General Rules.

(a)	Effective Date. Notwithstanding any other provision of the Plan to the contrary, the provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Treasury Regulations Incorporated by Reference. All distributions required under this Appendix will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

Section 2. Time and Manner of Distribution.

(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b) will apply as if the surviving spouse were the Participant.

(c)	Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Schedule.

Section 3. Required Minimum Distributions During Participant’s Lifetime.

(a)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)–9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in §1.401(a)(9)–9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

Engility Master Savings Plan

A-1

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

Section 4. Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

Engility Master Savings Plan

A-2

(b)	Death Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 4(b) will apply as if the surviving spouse were the Participant.

Section 5. Definitions.

(a)	Designated Beneficiary. The individual who is designated as the beneficiary under the Plan and is the Designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and Treas. Reg. §1.401(a)(9)–1, Q&A-4.

(b)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treas. Reg. §1.401(a)(9)–9.

(d)	Participant’s Account Balance. The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e)

Required Beginning Date. April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70  1/2 or (2) in the case of a Participant who is not a 5% owner of the Company, the year in which the Participant retires.

Engility Master Savings Plan

A-3